As filed with the Securities and Exchange Commission on April 29, 2011
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
CONSTANT CONTACT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3285398
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

1601 Trapelo Road
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)
2007 Stock Incentive Plan
(Full Title of the Plan)
Robert P. Nault
Vice President, General Counsel and Secretary
Constant Contact, Inc.
1601 Trapelo Road
Waltham, Massachusetts 02451
(Name and Address of Agent For Service)
(781) 472-8100
(Telephone Number, Including Area Code, of Agent For Service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered(1)	Share	Price	Registration Fee
Common Stock, $0.01 par value per share	700,000 shares	$30.74 (2)	$21,518,000.00 (2)	$2,498.24

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on April 28, 2011.

Statement of Incorporation by Reference
     This registration statement on Form S-8 is being filed to register the offer and sale of an additional 700,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of Constant Contact, Inc. (the “Registrant”) to be issued under the 2007 Stock Incentive Plan of the Registrant. In accordance with General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference the contents of the registration statements on Form S-8, File Nos. 333-147101, 333-149124, 333-158497 and 333-166429, filed by the Registrant with the Securities and Exchange Commission on November 2, 2007, February 8, 2008, April 8, 2009 and April 30, 2010, respectively.

Item 5.	Interests of Named Experts and Counsel.
     Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement. Certain attorneys at Wilmer Cutler Pickering Hale and Dorr LLP own shares of the Registrant’s Common Stock.

Item 8.	Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on this 26th day of April, 2011.

CONSTANT CONTACT, INC.
By:	/s/ Gail F. Goodman
Gail F. Goodman, President and Chief
Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Constant Contact, Inc., hereby severally constitute and appoint Gail F. Goodman, Harpreet S. Grewal and Robert P. Nault, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Constant Contact, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gail F. Goodman Gail F. Goodman	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 26, 2011

/s/ Harpreet S. Grewal Harpreet S. Grewal	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 26, 2011

/s/ Thomas Anderson Thomas Anderson	Director	April 26, 2011

/s/ Robert P. Badavas Robert P. Badavas	Director	April 26, 2011

/s/ John Campbell John Campbell	Director	April 26, 2011

/s/ Michael T. Fitzgerald Michael T. Fitzgerald	Director	April 26, 2011

/s/ William S. Kaiser William S. Kaiser	Director	April 26, 2011

/s/ Daniel T. H. Nye Daniel T. H. Nye	Director	April 26, 2011

/s/ Sharon T. Rowlands Sharon T. Rowlands	Director	April 26, 2011

INDEX TO EXHIBITS

Number	Description
4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(1)	Second Amended and Restated By-Laws of the Registrant

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of attorney (included on the signature pages of this registration statement)

99(1)	2007 Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-144381) and incorporated herein by reference.